SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: May 29, 2012


                                 EARN-A-CAR INC.
             (Exact name of Registrant as specified in its charter)

            Nevada                         333-165301            27-1320213
  (State or other jurisdiction            (Commission           (IRS Employer
of incorporation or organization)         File Number)       Identification No.)

                            Office 1 The Falls Centre
                           Corner Great North and Webb
                             Northmead, Benoni 1522
                              Union of South Africa
               (Address of principal executive offices) (Zip Code)

      (Registrant's Telephone Number, Including Area Code) +27 11 425 1666

                                       NA
                  (Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On May 29, 2012, the Registrant, acting through a newly formed wholly owned subsidiary, raised ZAR 25,000,000 (approximately US$3,000,000) ("the Funding"). The Funding was raised from a leading South African capital market participant. All advances under the Loan Agreement ("Loans") bear interest at 500 basis points over the 3 month JIBAR rate (the 3 month Johannesburg based inter-bank loan rate which is currently approximately 5.6%) and are for a three year term with equal quarterly payments of principal and all interest. Issue costs amount to a further approximately 200 basis points per annum. All Loans will be secured by the vehicle assets of the Registrant and the Registrant's newly formed vehicle owning subsidiary and may be re-lent to the Registrant's operating subsidiary in South Africa or used to buy vehicles. The Loan Agreement proceeds will be used to consolidate existing interest loans (which will remain available for re-borrowing) and to add approximately 200 vehicles to the Registrant's rental fleet.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired

NA

(b) Pro-Forma Financial Information

NA

(c) Exhibits

10.1 Civiwize (proprietary) Limited (in the process of changing its name to EARN-A-CAR ASSETS 1 (PROPRIETARY) LIMITED) and ABSA BANK LIMITED, dated May 29, 2012.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARN-A-CAR INC.


By: /s/ John Storey, CEO
   --------------------------------
   John Storey, CEO

Dated: June 4, 2012

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